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                                                                      EXHIBIT 21



                        EQUITY LIFESTYLE PROPERTIES, INC.
                         SUBSIDIARIES OF THE REGISTRANT


                                                   State of Incorporated
                                                      or Organization
                                                 -------------------------


MHC Operating Limited Partnership                        Illinois

MHC Financing Limited Partnership                        Illinois

MHC Financing Limited Partnership Two                    Delaware

MHC-DeAnza Financing Limited Partnership                 Illinois

MHC Stagecoach, L.L.C.                                   Delaware

MHC TT Leasing Company, L.L.C.                           Delaware

MHC TT, Inc.                                             Delaware

Realty Systems, Inc                                      Delaware

MHC LTRA, Inc.                                          Washington

MHC Encore Holdings, L.L.C.                              Delaware

MHC NAC, Inc.                                             Nevada